As filed with the Securities and Exchange Commission on August 14, 2002
                                                 Registration No. 333-25805
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 ---------
                      POST-EFFECTIVE AMENDMENT NO. 1
                                    to
                                 FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER THE
                          SECURITIES ACT OF 1933
                                 ---------
                           Amerigon Incorporated
          (Exact Name of Registrant as Specified in Its Charter)

   California                       3711                       95-4318554
   (State of            (Primary Standard Industrial        (I.R.S. Employer
 Incorporation)          Classification Code Number)     Identification Number)

                           5462 Irwindale Avenue
                        Irwindale, California 91706
                              (626) 815-7400
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                 ---------
                            Oscar B. Marx, III
                           Amerigon Incorporated
                           5462 Irwindale Avenue
                        Irwindale, California 91706
                              (626) 815-7400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------
                                Copies to:
                            John A. Laco, Esq.
                           O'Melveny & Myers LLP
                           400 South Hope Street
                       Los Angeles, California 90071
                              (213) 430-6000
                                 ---------
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.[_]
________________________________________________________________________________

                        EXPLANATORY NOTE
     Pursuant to this Registration Statement on Form S-3 (File No. 333-25805) (the "Registration Statement"), the Registrant originally registered the sale by certain selling stockholders of 1,620,000 Class A Warrants issued by the Registrant and 1,620,000 shares of the Registrant's Common Stock issuable upon exercise of the Class A Warrants. On February 12, 2002, all of the Class A Warrants registered under this Registration Statement expired pursuant to the terms of the Warrant Agreement governing the Class A Warrants. No Class A Warrant was exercised for Common Stock prior to the expiration date of the Class A Warrants. The Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement to deregister and remove from registration those Class A Warrants and shares of Common Stock previously registered under this Registration Statement and not sold by the selling stockholders. This Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Class A Warrants and shares of Common Stock.

                           SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on August 13, 2002.

                                   AMERIGON INCORPORATED


                                   /s/ Oscar B. Marx III
                             By:----------------------------
                                    Oscar B. Marx III
                                    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                       Date

/s/ Oscar B. Marx III     Chief Executive Officer     August 13, 2002
-----------------------   and Director (Principal
Oscar B. Marx III         Executive Officer)

/s/ Sandra L. Grouf       Chief Financial Officer,    August 13, 2002
-----------------------   Treasurer and Secretary
Sandra L. Grouf           (Principal Financial and
                          Accounting Officer)

/s/ Lon E. Bell           Director                    August 13, 2002
-----------------------
Lon E. Bell, Ph.D

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

/s/ Francois J. Castaing  Director                    August 13, 2002
-----------------------
Francois J. Castaing

/s/ John W. Clark         Director                    August 13, 2002
-----------------------
John W. Clark

/s/ Paul Oster            Director                    August 13, 2002
-----------------------
Paul Oster

-----------------------   Director                    August 13, 2002
James J. Paulsen

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